EXHIBIT 10.4.1

FIRST AMENDMENT TO LEASE

This First Amendment to the Lease (the “Amendment”) dated May 28, 2003 is made by and between EJM DEVELOPMENT CO., a California limited partnership (“Landlord”), and MICRO THERAPEUTICS, INC., a California corporation, (“Tenant”), who have entered into this First Amendment with reference to the following facts:

A.	Landlord and Tenant entered into a Lease dated June 10th, 1998 as modified by Rider No. 1 dated June 10th, 1998 and Option to Extend Term Lease Rider dated June 10, 1998 collectively, (the “Lease”) for approximately 43,538 square feet of space located at 2 Goodyear, Suite A-100, Irvine, California (the “Property”).

B.	Landlord and Tenant now desire to amend the original Lease as specified below.

THEREFORE, it is agreed to amend the Lease as follows:

1.	Term: The Term of the Lease shall be extended commencing October 1, 2003, and shall continue for a period of twenty four (24) months thereafter and expire September 30, 2005 (the “Extension Term”).

2.	Base Rent: The Base Rent during the first twelve (12) months of the Extension Term shall be $39,184.20 (Thirty Nine Thousand One Hundred Eighty Four and 20/100 dollars). On the first day of the 13th month (the “Rental Adjustment Date”), the rental rate shall be increased in accordance with the provisions of Section 3.02 of the Lease.

3.	Security Deposit: The provisions of Section 3.03 (b) of the Lease shall be modified to provide that the Security Deposit shall be adjusted to equal the Base Rental Rate at the commencement of the Extension Term.

4.	Tenant Improvements: Paragraph 2 of Rider No. 1 shall no longer apply. During the Extension Term, the Property will by leased by Tenant on an As Is basis.

5.	Option to Extend: Section A.1. of the Option to Extend Term Lease Rider shall be modified such that Tenant shall be entitled to one (1) five (5) year Option to extend the lease. No commissions shall be due on any extension of the Term of the Lease pursuant to the terms of the Option to Extend.

6.	Right of First Offer: The provisions of paragraph 6 of Rider No. 1 shall apply during the Extension Term and any subsequent extension periods.

7.

Binding Force: Submission of this Amendment is not an offer to lease or amend the Lease. This amendment shall become binding upon Landlord and Tenant only when the Amendment is fully executed and delivered by Landlord. In the event Landlord does not execute and deliver the Amendment, then the Amendment shall be void and of no force or effect.

8.	Broker Fee: Section 1.08 of the lease shall be modified to designate Tenant’s Broker as David Y. Cantwell of Julian J. Studley, Inc. Tenant represents and warrants to Landlord that there are no agents, brokers, finders or other parties with whom Tenant has dealt with who are or may be entitled to any commission or fee with respect to this extension of the Lease other than David Y. Cantwell of Julian J. Studley, Inc or Tenant’s Broker under the initial Term of the Lease. Landlord shall pay a commission to Tenant’s Broker equal to 2.5% of the Base Rent during the Extension Term; 50% upon the execution of this Amendment by both Landlord and Tenant and 50% upon the commencement of the Extension Term. Not withstanding anything to the contrary, Tenant shall have no obligation to pay any broker’s, finders, agents, or any other parties commissions with respect to this lease extension, other than David Y. Cantwell of Julian J. Studley, pursuant to a separate agreement with Tenant.

9.	Ratification of the Lease: The terms of the Lease are amended to reflect the changes set forth above. In all other respects the terms of the Lease shall be in full force and effect. In the event of any conflict between this Amendment and the Lease, the terms of this Amendment shall be deemed controlling.

10.	Capitalized Terms: Except as otherwise expressly provided herein, the capitalized terms and phrases in this Amendment shall have the meanings as are given such terms in the Lease.

11.	Authority: If Tenant is a corporation, trust, general or limited partnership, each individual executing this Amendment on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Amendment on behalf of said entity.

EJM DEVELOPMENT CO.		MICRO THERAPEUTICS, INC.
a California limited partnership		a California corporation

By:	/s/ JERRY MONKARSH	By:	/s/ HAL HURWITZ
	Jerry Monkarsh		Hal Hurwitz

Its:	Partner	Its:	Chief Financial Officer